CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-231419 on Form S-8 of our report dated March 31, 2021 relating to the financial statements of Greenlane Holdings, Inc. appearing in this Annual Report on Form 10-K of Greenlane Holdings, Inc. for the year ended December 31, 2020. Boca Raton, Florida March 31, 2021